Exhibit 99.1

                                     [LOGO]
                               AMERICAN FINANCIAL
                                  REALTY TRUST

At the Company:                                  Media Inquiries:
Muriel Lange                                     Margot Olcay
Investor Relations                               Rubenstein Communications, Inc.
Phone: (215) 887-2280 (X3023)                    Phone: (212) 843-8284
Email: mlange@afrt.com                           Email: molcay@rubenstein.com

      American Financial Realty Trust Announces 2007 Fourth Quarter Results

JENKINTOWN, PA. February 28, 2008 - American Financial Realty Trust (NYSE:AFR) today reported financial results for the quarter ended December 31, 2007. For the fourth quarter, the Company reported revenues from continuing operations of $92.4 million, excluding interest and other income, a $1.5 million decrease compared to the prior quarter as adjusted for the reclassification of buildings considered Held-for-Sale at December 31, 2007.

Funds from operations ("FFO")(1) during the fourth quarter were negative $3.9 million, down $0.03 per share when compared with the previous quarter. The decrease in FFO includes impairment charges of $18.1 million primarily related to assets placed under contract of sale in 2008.

Adjusted funds from operations ("AFFO")(2) in the fourth quarter were $19.1 million, or $0.15 per share, an increase of $0.02 per share compared with the prior quarter. Excluding the impact of the assets placed under contract in 2008 and costs associated with the Company's pending merger with Gramercy Capital Corp. ("Gramercy"), AFFO would have been $28.2 million or $0.22 per share.

For the fourth quarter, the Company's weighted average diluted common shares and operating partnership units outstanding were 128.9 million.

MG&A expenses for the fourth quarter, exclusive of deferred equity compensation costs, decreased $0.4 million compared with the prior quarter.

----------
(1)FFO is defined as net income (loss) before minority interest in our operating partnership (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, less any impairments of asset values at cost (unrealized loss), plus real estate related depreciation and amortization (excluding amortization of deferred costs) and after adjustments for unconsolidated partnerships and joint ventures.

(2)AFFO does not include GAAP gains (the difference between sale price and net book value (original purchase price less accumulated depreciation)) as a component of AFR's core earnings. The Company includes economic gains (the difference between sale price and original purchase price) realized during the reporting period solely to offset transaction costs incurred on assets sold and impairments taken within the same period.

Assets sold during the fourth quarter resulted in a GAAP gain of $13.0 million, before minority interest. Impairment charges of $18.1 million were recognized for properties sold during the period and other properties that the Company expects to sell in subsequent quarters. In addition, the Company incurred yield maintenance fees of $1.3 million during the quarter related to the defeasance of debt associated with the assets sold.

For the fourth quarter, economic gains related to assets sold totaled $10.8 million, all of which was included in AFFO as an offset of costs associated with dispositions (impairment charges, yield maintenance fees and defeasance costs).

Full Year Results

Full year AFFO was $81.8 million or $0.63 per share after impairments and other charges related to the repositioning program. Excluding the impact of the assets placed under contract in 2008 and the one-time payment of $5.0 million paid to the estate of the former CEO, AFFO for the full year would have been $95.4 million or $0.73 per share.

Shareholders Approve Merger With Gramercy Capital Corp.

On November 2, 2007, Gramercy (NYSE: GKK) and the Company entered into a definitive merger agreement for Gramercy to acquire the Company for approximately $3.4 billion, including the assumption of the Company's outstanding indebtedness. The transaction was unanimously approved by the Gramercy board of directors and the Company's board of trustees, and on February 13, 2008, the Company's shareholders approved the merger and Gramercy's stockholders approved the issuance of its common stock in the merger at the respective special meetings of each company. The acquisition is expected to be completed during the second half of March 2008 and will combine the existing operating platforms of the Company and Gramercy to create an integrated commercial real estate finance and operating company.

The Company's fourth quarter dividend for shareholders of beneficial interest of $0.19 per share was paid on January 18, 2008, to shareholders and Operating Partnership unit holders of record at December 31, 2007. Pursuant to the merger agreement with Gramercy, the Company is not permitted to pay dividends thereafter.

FOURTH QUARTER 2007 PORTFOLIO AND TENANT OVERVIEW

Occupancy(3): As of December 31, 2007, the portfolio included in continuing operations had occupancy of 90.6%, while Same Store occupancy was approximately 91.8%. The Held-for-Sale asset portfolio had an average occupancy of 64.1%, which when combined with the continuing operations portfolio resulted in total occupancy of 86.7%.

Dispositions: The Company sold 19 properties, including two land parcels, all of which were non-core or off-strategy assets, for an aggregate sales price, net of transaction costs, of approximately $50.2 million. In addition, the Company terminated one leasehold in the fourth quarter. These dispositions resulted in a reduction to the real estate portfolio of approximately 657,000 square feet, of which approximately 124,500 square feet were vacant.

----------
(3) Stable occupancy is the total occupancy less any space acquired during the quarter and all activity in the quarter associated with those assets, and recapture space. Total occupancy encompasses the entire portfolio, exclusive of joint venture assets, at any specific point in time. Same Store occupancy includes properties that were owned at the beginning and the end of the reporting period, excluding assets held for sale. See AFR 4Q 2007 Supplemental for additional details.

Acquisitions: The Company completed the acquisition of 31 bank branch properties comprising approximately 154,000 rentable square feet, and four land parcels under the terms of its Formulated Price Contract with Wachovia Bank, N.A. for an aggregate purchase price of approximately $34.5 million, including closing costs.

Leasing activity: The Company added approximately 205,300 square feet of new leasing from 49 leases, with an average rent of $20.87 per square foot.(4) Associated tenant improvement costs, calculated on a weighted average lease term of 7.96 years, were $3.90 per square foot per year.

As of December 31, 2007, the total potential recapture space remaining in two portfolios was approximately 30,100 square feet, most of which is expected to be returned by the second quarter of 2008.

The following table provides statistics on the AFR portfolio as of December 31, 2007, with comparisons to the portfolio as of September 30, 2007.

----------
(4) See AFR 4Q 2007 Supplemental page 31 for additional details.

---------------------------------------------------------------------------------------------------------------
                                              As of             As of            As of             As of
                                           December 31,     December 31,     September 30,     September 30,
                                               2007             2007,             2007             2007,
                                                               Net of                              Net of
                                                            Held-for-Sale                      Held-for-Sale
---------------------------------------------------------------------------------------------------------------
Number of Properties                                1,081              950             1,066               937
---------------------------------------------------------------------------------------------------------------
-- Branches                                           690              622               669               603
---------------------------------------------------------------------------------------------------------------
-- Office Buildings                                   377              314               385               322
---------------------------------------------------------------------------------------------------------------
-- Land                                                14               14                12                12
---------------------------------------------------------------------------------------------------------------
Total Square Feet                              30,224,165       25,758,756        30,730,275        27,207,281
---------------------------------------------------------------------------------------------------------------
-- Branches                                     4,574,365        3,919,857         4,502,269         3,817,490
---------------------------------------------------------------------------------------------------------------
-- Office Buildings                            25,649,800       21,838,899        26,228,006        23,389,791
---------------------------------------------------------------------------------------------------------------
Occupancy
---------------------------------------------------------------------------------------------------------------
-- Total Occupancy                                  86.7%            90.6%             86.6%             90.5%
---------------------------------------------------------------------------------------------------------------
-- Stable Occupancy                                 87.1%            91.0%             86.8%             90.7%
---------------------------------------------------------------------------------------------------------------
-- Same Store Occupancy (797                        91.8%            91.8%             91.3%             91.3%
   properties)
---------------------------------------------------------------------------------------------------------------
% Rent from Financial Institutions                  79.9%            82.8%             80.2%             80.9%
---------------------------------------------------------------------------------------------------------------
% Rent from "A-" Rated Tenants                      74.1%            76.2%             74.4%             74.8%
---------------------------------------------------------------------------------------------------------------
% Rent from Net Leases                              76.6%            86.3%             76.6%             77.5%
---------------------------------------------------------------------------------------------------------------
Lease Expirations (within 1 year)                    1.4%             1.3%              1.3%              1.2%
---------------------------------------------------------------------------------------------------------------
Average Remaining Lease Term (years)                 11.0             11.5              11.2              11.2
---------------------------------------------------------------------------------------------------------------
Average Remaining Debt Term (years)                   8.8              N/A               9.1               N/A
---------------------------------------------------------------------------------------------------------------
% Fixed Rate Debt to Total Debt                     89.5%              N/A             93.2%               N/A
---------------------------------------------------------------------------------------------------------------
Unconsolidated Joint Venture
---------------------------------------------------------------------------------------------------------------
-- Branches owned in joint venture                    239              239               239               239
---------------------------------------------------------------------------------------------------------------
-- Total Square feet in branches owned            982,634          982,634           982,634           982,634
   in joint venture
---------------------------------------------------------------------------------------------------------------

BALANCE SHEET UPDATE

As of December 31, 2007, the Company's total net debt (net of cash and certain escrow balances) to enterprise value (net debt and equity market capitalization) was 64.5% and the ratio of net debt to net assets at net book value was 61.5% within the Company's stated targeted range of 60 - 65%. The ratio of net secured debt to total real estate investments and real estate intangibles (at cost and before joint venture investments) was 45.2%, compared with 48.1% in the prior quarter.

Mortgage debt outstanding decreased during the period by $65.7 million due to the payoff of the 123 South Broad Street - Unit II mortgage at maturity, the off-balance sheet defeasance of six properties from the Wachovia BBD loan, and monthly principal amortization. Advances under the Company's secured line of credit increased by a net of $81.0 million during the period. This reflects $50.0 million advanced in connection with the payoff of the 123 South Broad Street - Unit II mortgage at maturity, and $31.0 million advanced to fund acquisitions from Wachovia in accordance with our formulated price contracts with the bank in the quarter, along with other working capital needs.

As of December 31, 2007, the Company had total indebtedness of approximately $2.2 billion, with a weighted average remaining term of 8.8 years and a weighted average interest rate (including amortized hedging costs) of 5.68%, compared to 5.73% in the prior quarter, reflecting increased short term borrowings from the Company's secured credit facility.

Supplemental Quarterly Financial and Operating Data

American Financial Realty Trust publishes supplemental quarterly financial and operating data, which can be found under the Investor Relations section of the Company's website at www.afrt.com. These materials are also available via e-mail by calling 312-640-6770.

Non-GAAP Financial Measures

The Company believes that FFO and AFFO are helpful to investors as measures of the Company's performance as an equity REIT because they provide investors with an understanding of the Company's operating performance and profitability. FFO and AFFO are non-GAAP financial measures commonly used in the REIT industry, and therefore these measures may be useful in comparing the Company's performance with that of other REITs. However, the Company's definitions of FFO and AFFO may differ from those used by other companies, and investors should take definitional differences into account when comparing FFO and AFFO reported by other REITs. Additionally, FFO and AFFO (and their per share equivalents) should be evaluated along with GAAP net income and net income per share (the most directly comparable GAAP measures) in evaluating the performance of equity REITs.

The Company believes that EBITDA, which represents earnings before interest, taxes, depreciation and amortization, is also helpful to investors as a measure of the Company's performance.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company through its operating partnership and various affiliates owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the Company's website at www.afrt.com.

Forward-Looking Statements

This  document may contain  "forward-looking  statements"  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of American Financial Realty Trust and its affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the satisfaction of closing conditions to the Gramercy Capital Corp, merger transaction, the effects of general and local economic conditions, interest rates, capital market conditions, bankruptcies and defaults of borrowers or tenants in properties securing the Company's investments, and other factors, which are beyond the company's control. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. American Financial Realty Trust assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Additional Information and Where to Find It

This document does not constitute an offer of any securities for sale. Gramercy Capital Corp. filed with the SEC a Registration Statement on Form S-4, which included a joint proxy statement/prospectus of Gramercy Capital Corp. and American Financial Realty Trust and other relevant materials in connection with the merger. The joint proxy statement/prospectus was mailed to the stockholders of Gramercy Capital Corp. and American Financial Realty Trust. Investors and security holders of Gramercy Capital Corp. and American Financial Realty Trust are urged to read the joint proxy statement/prospectus and the other relevant materials because they contain important information about Gramercy Capital Corp., American Financial Realty Trust and the merger. The joint proxy statement/prospectus and other relevant materials and any other documents filed by Gramercy Capital Corp. or American Financial Realty Trust with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Gramercy Capital Corp. by contacting Gramercy Capital Corp.'s
Investor   Relations  at
www.gramercycapitalcorp.com or via telephone at 212-297-1000. Investors and security holders may obtain free copies of the documents filed with the SEC by American Financial Realty Trust at www.afrt.com or via telephone at 215-887-2280. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS.

Financial Statements

The attached financial statements and data are presented to supplement the Company's audited and unaudited regulatory filings and should be read in conjunction with those filings. The unaudited financial data presented herein is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings. This financial data was prepared prior to the Company's auditors completing their audit. As such, data otherwise contained in future regulatory filings covering this same time period may differ from the data presented herein. The Company does not accept responsibility for highlighting these changes in its subsequent filings.

Set forth below is a  reconciliation  of our calculations of FFO and AFFO to net
(loss) income (unaudited, in thousands except per share data and coverage ratio):

                                                                               Quarter Ended                  Year to Date Ended
                                                                   --------------------------------------- -------------------------
                                                                   December 31, December 31, September 30, December 31, December 31,
                                                                       2007         2006         2007         2007         2006
                                                                   --------------------------------------- -------------------------
Funds from operations (NAREIT defined):
     Net (loss) income                                              $ (22,954)   $  45,536    $ (22,782)   $ (49,511)   $ (20,598)
     Add:
          Minority interest - Operating Partnership                      (326)         782         (322)        (678)        (871)
          Depreciation and amortization                                33,296       38,270       34,355      134,421      168,077
     Less:
          Non-real estate depreciation and amortization                (1,117)      (1,103)      (1,172)      (4,525)      (4,325)
          Amortization of fair market rental adjustment, net              208          (42)         132          333         (186)
          Net gains from extinguishment of debt                            --           --           --       (4,583)          --
          Net gains from disposals, net of income taxes               (13,021)    (158,890)      (9,809)     (70,949)    (243,854)
                                                                    ---------    ---------    ---------    ---------    ---------

     Funds from operations (NAREIT defined)                         $  (3,914)   $ (75,447)   $     402    $   4,508    $(101,757)
                                                                    ---------    ---------    ---------    ---------    ---------

     Funds from operations - diluted per share                      $   (0.03)   $   (0.57)   $       0    $    0.03    $   (0.77)
                                                                    ---------    ---------    ---------    ---------    ---------
------------------------------------------------------------------------------------------------------------------------------------
Adjusted funds from operations:
     Funds from operations                                          $  (3,914)   $ (75,447)   $     402    $   4,508    $(101,757)
     Add:
          Economic gains                                               10,782       84,660        5,270       34,453      107,252
          Non-real estate depreciation and amortization                 1,117        1,103        1,172        4,525        4,325
          Reverse straightline rental income                           11,020       11,060       10,250       42,493       41,629
          Amortization of deferred compensation                         1,508        1,285        1,388        4,471        8,687
          Amortization of deferred costs and interest rate cap          3,092        4,847        3,409        8,475       16,976
          Straightline fee income                                        (170)        (217)        (209)         783       (1,032)
          Amortization of deferred compensation - severance                --           --           --           --        4,344
     Less:
          Straightline rental income                                   (2,335)      (3,340)      (2,460)      (1,726)        (874)
          Recurring capex and tenant improvements                      (1,695)      (1,762)      (1,552)      (6,427)      (5,386)
          Capital expenditure reimbursement revenue                      (302)        (776)        (285)      (9,725)     (11,283)
                                                                    ---------    ---------    ---------    ---------    ---------

     Adjusted funds from operations                                 $  19,103    $  21,413    $  17,385    $  81,830    $  62,881
                                                                    ---------    ---------    ---------    ---------    ---------

     Adjusted funds from operations - diluted per share             $    0.15    $    0.16    $    0.13    $    0.63    $    0.48
                                                                    ---------    ---------    ---------    ---------    ---------
------------------------------------------------------------------------------------------------------------------------------------
AFFO coverage ratio:
     Quarterly dividend                                             $  24,416    $  25,328    $  24,765    $  98,396    $ 122,419
     AFFO / quarterly dividend                                          0.78x        0.85x         0.7x        0.83x        0.51x

                         AMERICAN FINANCIAL REALTY TRUST
                           Comparative Balance Sheets
               (Unaudited and in thousands, except per share data)

                                                    December 31,    December 31,
                                                       2007             2006
                                                    ------------    -----------
Assets:

Real estate investments, at cost:
Land                                                $   312,232     $   333,716
Land held for development                                10,528          14,632
Buildings and improvements                            1,844,805       1,947,977
Equipment and fixtures                                  264,539         283,704
Leasehold interests                                      18,930          16,039
Investment in joint venture                              16,331          21,903
                                                    -----------     -----------
Total real estate investments, at cost                2,467,365       2,617,971
Less accumulated depreciation                          (358,833)       (297,371)
                                                    -----------     -----------
Total real estate investments, net                    2,108,532       2,320,600
                                                    -----------     -----------
Cash and cash equivalents                               124,848         106,006
Restricted cash                                         125,786          76,448
Marketable investments and accrued interest               2,675           3,457
Pledged treasury securities, net                         88,658          32,391
Tenant and other receivables, net                        67,499          62,946
Prepaid expenses and other assets                        20,926          32,191
Assets held for sale                                    359,294         594,781
Intangible assets, net                                  271,294         314,753
Deferred costs, net                                      61,866          62,591
                                                    -----------     -----------

Total assets                                        $ 3,231,378     $ 3,606,164
                                                    ===========     ===========


Liabilities and Shareholders' Equity:

Mortgage notes payable                              $ 1,436,248     $ 1,557,313
Credit facilities                                       195,363         212,609
Convertible notes, net                                  446,551         446,343
Accounts payable                                          2,453           7,246
Accrued interest expense                                 15,593          15,601
Accrued expenses and other liabilities                   45,052          58,940
Dividends and distributions payable                      25,021          25,328
Below-market lease liabilities, net                      43,660          57,173
Deferred revenue                                        264,738         179,456
Liabilities related to assets held for sale             142,902         247,798
                                                    -----------     -----------
Total liabilities                                     2,617,581       2,807,807


Minority interest                                         7,380          12,393
Shareholders' equity:
Preferred shares, 100,000,000 shares
   authorized at $0.001 per share, no
   shares issued and outstanding at
   December 31, 2007 and December 31, 2006                   --              --
Common shares, 500,000,000 shares
   authorized at $0.001 per share,
   132,147,856 issued and 128,510,395
   outstanding at December 31, 2007;
   130,966,141 issued and outstanding
   at December 31, 2006                                     132             131
Capital contributed in excess of par                  1,395,858       1,389,827
Common shares held in treasury at cost,
   3,637,461 shares at December 31, 2007                (34,990)             --
Accumulated deficit                                    (747,504)       (599,596)
Accumulated other comprehensive loss                     (7,079)         (4,398)
                                                    -----------     -----------
Total shareholders' equity                              606,417         785,964
                                                    -----------     -----------
Total liabilities and shareholders' equity          $ 3,231,378     $ 3,606,164
                                                    ===========     ===========

                         AMERICAN FINANCIAL REALTY TRUST
                      Comparative Statements of Operations
               (Unaudited and in thousands, except per share data)

                                                              Quarter Ended                Year to date
                                                        ------------------------      ------------------------
                                                        December        December      December        December
                                                        31, 2007        31, 2006      31, 2007        31, 2006
                                                        ---------      ---------      ---------      ---------
Revenues:
   Rental income                                        $  59,555      $  58,519      $ 239,114      $ 226,917
   Operating expense reimbursements                        32,877         39,637        133,786        161,857
                                                        ---------      ---------      ---------      ---------
Total revenues                                             92,432         98,156        372,900        388,774

Property operating expenses:
     Ground rents and leasehold obligations                 3,660          3,352         14,266         14,218
     Real estate taxes                                      9,638          9,137         39,885         39,398
     Utilities                                              8,710         12,080         39,496         51,756
     Property and leasehold impairments                       141          2,033          1,880         10,416
     Direct billable expenses                               2,044          2,181          6,973          6,014
     Other property operating expenses                     20,624         26,258         85,776         97,813
                                                        ---------      ---------      ---------      ---------
Total property operating expenses                          44,817         55,041        188,276        219,615
                                                        ---------      ---------      ---------      ---------
Property net operating income                              47,615         43,115        184,624        169,159
Expenses:
   Marketing, general and administrative                    4,162          5,588         19,483         25,110
   Amortization of deferred equity compensation             1,492          1,285          4,471          8,687
   Repositioning costs                                         --            418             --          9,065
   Merger costs                                               399             --            399             --
   Severance and related accelerated amortization
     of deferred compensation                                  --             --          5,000         21,917
                                                        ---------      ---------      ---------      ---------
Operating income                                           41,562         35,824        155,271        104,380

   Investment and other income                              5,955          2,979         11,728          6,315
                                                        ---------      ---------      ---------      ---------

EBITDA                                                     47,517         38,803        166,999        110,695

   Interest expense                                        32,057         35,635        128,423        132,459
   Depreciation and amortization                           30,875         28,262        119,556        113,100
                                                        ---------      ---------      ---------      ---------
Loss before equity in loss from unconsolidated
   joint venture, gain on sale of properties
   in continuing operations, minority interest
   and discontinued operations                            (15,415)       (25,094)       (80,980)      (134,864)
Equity in loss from joint venture                            (715)          (697)        (2,878)        (1,397)
Gain on sale of properties in continuing operations           103             13            782          2,043
                                                        ---------      ---------      ---------      ---------
Loss from continuing operations before minority
   interest                                               (16,027)       (25,778)       (83,076)      (134,218)
Minority interest                                             260            362          1,174          2,731
                                                        ---------      ---------      ---------      ---------
Loss from continuing operations                           (15,767)       (25,416)       (81,902)      (131,487)

Discontinued operations:
   Loss from operations, net of minority interest
     of $233, ($286), $529 and $1,805                     (19,553)       (52,405)       (42,741)       (80,258)
   Yield maintenance fees and gains on
     extinguishment of debt, net of minority
     interest of $5, $15,319, $(84) and $15,564              (371)       (32,724)         5,870        (46,409)
   Net gains on disposals, net of minority
     interest of $181, $72,587, $905 and $74,046           12,737        156,081         69,262        237,556
                                                        ---------      ---------      ---------      ---------

(Loss) income from discontinued operations                 (7,187)        70,952         32,391        110,889
                                                        ---------      ---------      ---------      ---------

Net (loss) income                                       $ (22,954)     $  45,536      $ (49,511)     $ (20,598)
                                                        =========      =========      =========      =========

Basic and diluted (loss) income per share:
From continuing operations                              $   (0.13)     $   (0.20)     $   (0.65)     $   (1.03)
From discontinued operations                                (0.05)          0.55           0.26           0.86
                                                        ---------      =========      =========      =========

Total basic and diluted (loss) income per share         $   (0.18)     $    0.35      $   (0.39)     $   (0.17)
                                                        =========      =========      =========      =========


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